EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-79867, 333-100517 and 333-126027), pertaining to the Nevada Gold & Casinos, Inc. 1999 Stock Option Plan of our report dated June 28, 2006, with respect to the consolidated financial statements of Isle of Capri Black Hawk, L.L.C. included in this Annual Report (Form 10-K) as amended by Form 10-K/A Amendment No. 1 of Nevada Gold & Casinos, Inc. for the fiscal year ended April 30, 2006.

/s/ Ernst & Young LLP

New Orleans, Louisiana
August 9, 2006